UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8	Other Events

Item 8.01.	Other Events.

On April 3, 2024, The GEO Group, Inc. (“GEO” or the “Company”) announced that it is proposing, subject to market and other customary conditions, to offer $1.2 billion aggregate principal amount of senior notes, comprised of $700.0 million aggregate principal amount of senior secured notes due 2029 (the “Secured Notes”) and $500.0 million aggregate principal amount of senior unsecured notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a private offering (the “Senior Notes Offering”). The Notes will be guaranteed by GEO’s domestic subsidiaries that are guarantors under a new senior secured credit facility and outstanding senior notes.

The gross proceeds of the Senior Notes Offering, borrowings under a contemplated new $400.0 million Term Loan B under a new senior secured credit facility, and cash on hand will be used to refinance approximately $1.5 billion of existing indebtedness, including to fund the repurchase, redemption or other discharge of the Company’s existing Tranche 1 Term Loan and Tranche 2 Term Loan under its existing senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026, to pay related transaction fees and expenses, and for general corporate purposes of the Company.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S of the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release announcing the Senior Notes Offering is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding GEO’s intention to issue the Notes and its intended use of the gross proceeds. These forward-looking statements may be affected by risks and uncertainties in GEO’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in GEO’s filings with the Securities and Exchange Commission (the “Commission”), including GEO’s report on Form 10-K for the year ended December 31, 2023, and GEO’s reports on Form 10-Q and Form 8-K filed with the Commission. GEO wishes to caution readers that certain important factors may have affected and could in the future affect GEO’s actual results and could cause GEO’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of GEO, including the risks that the Senior Notes Offering cannot be successfully completed, and that the repurchase, redemption or other discharge of its Tranche 1 Term Loan and Tranche 2 Term Loan under its existing senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026 cannot be successfully completed. GEO undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 3, 2024, announcing the Senior Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 3, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
(Principal Financial Officer)

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